Exhibit 15.5

May 9, 2025

Private and Confidential

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C 20549

Dear Sirs/Madams:

Re: Xortx Therapeutics Inc.

We have read Item 16F of Xortx Therapeutics Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024, and we agree with the statements made therein.

Yours truly.

/s/ Smythe LLP

Smythe LLP

Chartered Professional Accountants